UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 2100
Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-427-1704

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Unit Purchase Agreement

On January 13, 2025, Applied Digital Corporation (the “Company”) and APLD HPC Holdings LLC, an indirect wholly-owned subsidiary of the Company (the “Issuer”) entered into a Unit Purchase Agreement (“UPA”) with MIP VI HPC Holdings, LLC (the “Purchaser”), which is an affiliate of funds and investment vehicles managed by entities within Macquarie Asset Management (“MAM”). Pursuant to the terms of the UPA, the Issuer agreed to sell to the Purchaser at the Closing (as defined in the UPA), 225,000 Preferred Units in the Issuer (the “Preferred Units”) at a price per Preferred Unit of $1,000, for an aggregate purchase price of $225,000,000. In connection with the issuance of the Preferred Units, and for no additional consideration, the Issuer agreed to issue to the Purchaser at the Closing such number of Common Units of the Issuer representing, in the aggregate, fifteen percent (15%) of the fully diluted common equity of the Issuer as of immediately following the Closing (the “Common Units”). The Closing is conditioned upon, among other things, the Issuer executing a lease with a hyperscaler for the first 100 MW on the ELN Campus (as defined in the UPA), in a form acceptable to the Purchaser, as well as the parties finalizing and executing a limited liability company agreement for the Issuer (the “LLCA”), in which the parties intend to set forth, among others, the following principal terms:

○	The Purchaser’s right to invest an additional $675 million to fund the development of the remaining 300 MW of its ELN Campus following execution of leases approved by the Purchaser within 15 months of Closing, which, when combined with the $225 million to be funded at Closing for the first 100 MW on the ELN Campus, comprises the initial $900 million investment, at the investment rate of $2.25 million per MW, to be matched by the Company’s contribution of $1.0 million per MW.

○	The Purchaser’s right to invest up to an additional $4.1 billion on the same terms of the Preferred Units to provide a portion of the equity financing for future HPC datacenter development projects presented to the Purchaser by the Issuer during the 30 months following the Closing, at the investment rate of $2.25 million per MW, to be matched by the Company’s contribution of $750,000 per MW.

○	The Preferred Units are to accrue a dividend at a rate of 12.75% per annum, paid in kind or, at the Issuer’s election, cash (subject to excess cash distributions), which is to increase by 87.5 basis points on the fifth and sixth anniversaries of the Closing, if still outstanding.

○	The Preferred Units are to carry a minimum 1.80x multiple of invested capital liquidation preference, inclusive of the value of the Common Units issued to the Purchaser at Closing.

○	The Preferred Units and the Common Units are to be redeemable after the fifth anniversary of the Closing for (A) the greater of (i) the accreted amount, plus any accrued and unpaid dividend, plus the fair market value of such Common Units, plus certain indemnity payments by the Issuer for breaches of business representations of the Issuer under the UPA, if any, and (ii) 1.80x multiple of invested capital minus (B) certain indemnity payments by the Company for breaches of fundamental representations of the Company and the Issuer under the UPA.

○	If the Preferred Units and Common Units are outstanding on the seventh anniversary of the Closing, the LLCA is intended to provide for the ability of the Purchaser to require the Issuer to commence a customary marketed sale process managed by an independent investment bank, where the proceeds of any such sale are to be used to redeem the Preferred Units and the Common Units on the terms set forth above.

○	The Company (through a wholly owned subsidiary) is to be entitled to a cash distribution upon completion of the construction of the ELN Campus with respect to the portion that is funded by the Purchaser in an amount equal to $1.0 million per MW funded minus certain projects costs.

○	The Purchaser is entitled to certain distributions of excess cash following the “ready for service” date of the ELN Campus to pay its dividends on the Preferred Units.

The LLCA is also intended to provide for customary step-in rights, governance and management rights, pre-emptive rights, information rights, co-sale rights, transfer restrictions, including rights of first offer and refusal in favor of each of the members thereunder. The LLCA is intended to provide for a management incentive plan to support employees and other service providers of the Issuer.

The UPA contains customary representations, warranties and covenants, including, among others, indemnification by the Company and the Issuer and a ‘no shop’ clause, and certain termination rights of the parties, including the Purchaser’s obligation to pay an $11.25 million reverse termination fee (the “RTF”) upon termination of the UPA in certain circumstances. The UPA allows for a cash distribution at the Closing to the Issuer (the “Closing Distribution”) to recover a portion of its funded equity in the ELN Campus, in an amount equal to the sum of its initial site capitalization, currently estimated to be $712 million, minus the Issuer’s initial funding requirement in the amount of $100 million, minus project-level debt repayment, currently in the amount of $180 million, consisting of $150 million in outstanding principal and a 1.20x repayment premium (subject to increase over time).

The UPA also provides for the Company and the Issuer to carry out an internal restructuring to segregate the HPC Segment’s assets and liabilities before Closing (the “Pre-Closing Restructuring”), and that the parties are to negotiate the terms of and execute the LLCA, a corporate services agreement between the Company and the Issuer, the Pre-Closing Restructuring Plan and a management incentive plan aggregator operating agreement (collectively, the “Transaction Documents”) as a condition to closing. The UPA also provides for other customary closing conditions, which include the Issuer executing a lease with a hyperscaler for the first 100 MW on the ELN Campus, in a form acceptable to the Purchaser. No assurance can be given that the parties will successfully negotiate the terms of the foregoing documents, or that the Issuer will enter into any such lease or that any such lease would be on terms acceptable to the Purchaser. If the parties do not finalize the negotiation and agree on the terms of the Transaction Documents in form and substance mutually satisfactory to the parties, on or before February 15, 2025, then either the Purchaser or the Issuer may terminate the UPA, with no further liability to the other, in which case, the Closing will not occur.

In addition, the UPA provides for the Company to issue to the Purchaser at Closing two warrants to purchase 4,458,069 shares each, for a total of 8,916,138 shares of the Company’s common stock, par value $0.001 (the “Common Shares”) at the exercise price of $8.29 per share, a form of which is set forth as Exhibit B to the UPA (collectively, the “Warrants”). The first warrant will become exercisable upon the Purchaser funding the full $900 million in the ELN Campus, but in no event before the six-month anniversary of the Closing. The second warrant will become exercisable only if the first warrant becomes exercisable, and if the following additional conditions are met: one or more leases with a certain hyperscaler is/are executed for the first 100 MW of capacity on the ELN Campus and all or a portion of the remainder of the ELN Campus, where the lease(s) is/are for no less than 250 MW of capacity and at least 100 MW of such capacity is pursuant to a modified gross or triple net lease. The Common Shares issuable upon exercise of the Warrants are subject to customary registration rights pursuant to a registration rights agreement to be executed and delivered at Closing, the form of which is attached to the UPA (the “Registration Rights Agreement”).

In connection with the execution and delivery of the UPA, the Purchaser has delivered to the Issuer a customary equity commitment letter (the “ECL”) from funds and investment vehicles managed by entities within MAM with respect to Purchaser’s $225 million funding obligation under the UPA and its up to $675 million funding obligation under the LLCA (in each case, subject to the conditions set forth in the UPA and the LLCA), and a limited guarantee in favor of the Issuer with respect to the RTF (the “LG”). The ECL contains customary third-party beneficiary rights in favor of the Issuer.

Closing is expected to occur within fifteen (15) Business Days after the satisfaction of the conditions specified in the UPA described above. Proceeds received by the Issuer at Closing are to be used, among other things, for purposes of funding the debt repayment referenced above, the Purchaser’s and Issuer’s transaction expenses, the Closing Distribution (as defined in the UPA), certain transfer taxes (if any) and development and operation of ELN Building A (as defined in the UPA).

The foregoing descriptions of the UPA, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to each of the foregoing filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Warrants and the underlying Common Shares is incorporated by reference herein in its entirety.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Common Shares, nor shall there be an offer, solicitation or sale of the Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 8.01 Other Events.

Press Release

On January 14, 2025, the Company issued a press release announcing entry into the UPA and related transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by the Company from time to time with the SEC contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, the closing of the transaction described herein, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, (iii) statements of assumptions underlying other statements and statements about the Company or its business, and (iv) the Company’s ability to effectively apply the net proceeds from the transaction as described above. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Ellendale HPC data center; our ability to complete the negotiation and execution of the definitive transaction documents required to close the MAM investment; our ability to raise additional capital to fund the ongoing data center construction and operations; our dependence on principal customers, including our ability to execute leases with key customers, including leases for our Ellendale HPC campus; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; and maintenance of third party relationships. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Unit Purchase Agreement, dated January 13, 2025, by and among Applied Digital Corporation, APLD HPC Holdings LLC and MIP VI Holdings II, LLC.
99.1	Press Release, dated January 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL CORPORATION

Date:	January 14, 2025	By:	/s/ Saidal L. Mohmand
		Name:	Saidal L. Mohmand
		Title:	Chief Financial Officer